/Stamp/
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 09 1993

Cheryl A.L., Secretary of State

No. /S/ Cheryl A.L,
--------------------
132693

                         ARTICLES OF INCORPORATION

                                     OF

                       INSTITUTE FOR COUNSELING, INC.

                                 ARTICLE I
                                 ----------
SECTION 1.01   CORPORATION NAME. The name of the Corporation is:
               -----------------

                       INSTITUTE FOR COUNSELING, INC.

                                 ARTICLE 2
                                 ----------
SECTION 2.01   PRINCIPAL OFFICES.
               ------------------
               The Corporations principal office in the State of Nevada is located at 5025 S, McCarran Blvd., Suite 3178, in the city of Reno, County of Washoe, State of Nevada, Zip Code 89502.

SECTION 2.02   ADDITIONAL OFFICES.
               -------------------
               The corporation may maintain an office, or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

                                 ARTICLE 3
                                -----------
SECTION 3.01   NATURE OF BUSINESS.
               -------------------
               The initial nature of the Corporations business is to provide consulting services to businesses. The Corporation may engage in any lawful activity for which a corporation may be arranged under the General Laws of Nevada.

SECTION 3.02   ADDITIONAL ACTIVITIES.
               ----------------------
               The Corporation may engage in any lawful activity including, but not limited to, the following:

               A.   Shall have the power to make contracts.
               B. Shall have the power to purchase, hold, and sell or convey Real Property or Personal Property. The Corporation may purchase, hold or sell Real Property or Personal Property in the State of Nevada or in any other State, Territory of the United States, or any Country.
               C. Shall have the power to appoint such officers or agents as the officers of the corporation shall require, and shall have the power to pay compensation for the services provided.
               D. Shall have the power to borrow money and contract debts as necessary for the benefit of the Corporation's business.
               E. Shall have the power to lend money as is necessary for the benefit of the corporation's business.
               F. Shall have the power to enter into General or Limited Partnerships, Joint Ventures or other business associations.
               G. Shall have the power to make donations for the benefit of the public welfare, charitable, scientific or educational purposes.

                                 ARTICLE 4
                                 ----------
SECTION 4.01   CAPITAL STOCK.
               --------------

               The Corporation is authorized to issue Two Thousand Five Hundred (2500) shares of stock without par value. The stock shall be common stock.

SECTION 4.02   USE OF STOCK.
               -------------
               The Board of Directors may fix the use of the stock from time to time as they deem necessary for the carrying out of the Corporation's business.

                                 ARTICLE 5
                                 ----------
SECTION 5.01   GOVERNING BOARD.
               ----------------
               The Governing Board of the Corporation shall be known as Directors. The Board of Directors shall be elected by the stockholders at the annual meeting, or such other time as the bylaws may provide, and shall hold office until their successors are respectively elected and qualified.

SECTION 5.02   NUMBER OF DIRECTORS.
               --------------------
               The initial Board of Directors shall number one (1) Director. The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of Directors conforms to the Statutes of the Corporation Law of the State of Nevada.

SECTION 5.03   INITIAL DIRECTORS NAME AND ADDRESS.
               -----------------------------------
               The name and post office address of the Board of Director is:
                                        Phillip Herr
                                        5025 S. McCARRAN BLVD., #178
                                        RENO, NV 89502

SECTION 6.01   ASSESSMENT OF STOCKHOLDERS FOR CORPORATE DEBT.
               ----------------------------------------------
               The Capital Stock after issuance and the subscription price has been paid are not assessable to pay for the debts of the Corporation. The private property of Shareholders, Directors, Officers, employees and/or Agents of the Company shall be forever exempt from all corporate debts of any kind whatsoever.

                                 ARTICLE 7
                                 ---------
INCORPORATORS.
--------------
The name and post office address of the incorporators signing the articles of Incorporation are:

                              Phillip Herr
                              5025 S. McCARRAN BLVD., #178
                              RENO, NV 89502

                                 ARTICLE 8
                                 ----------
LIST OF CORPORATION EXISTENCE.
------------------------------
The Corporation is to have perpetual existence.

                                 ARTICLE 9
                                 ---------
RESIDENT AGENT.  The resident agent for this Corporation shall be:
---------------
     AMERICAN CORPORATE REGISTER INC.
     5025 S. McCARRAN BLVD., #178
     RENO, NV. 89502

                                NOTARIZATION
                               -------------
I hereby sign as the incorporator for the above corporation.
December 30, 1992



     /S/ Phillip Kerr
     ----------------

     Incorporator

State of California           )
County of San Diego           )ss

    On December 30, 1992, personally appeared before me, a notary public in the State of California, personally known to me to be the person whose name is subscribed to the above instrument who acknowledges that he or she executed this instrument.


                                        /S/ Louis Peter Martinez, Sr.
                                        -----------------------------
                                        Louis Peter Martinez, Sr.
                                        Notary Public

/Official Sea/
LOUIS PETER MARTINEZ, SR.
NOTARY PUBLIC - CALIFORNIA
PRINCIPAL OFFICE IN
SAN DIEGO, COUNTY
My Com. Exp. June 24, 1995

                                        /Stamp/
                                        Received Jan 29, 1993
                                        Secretary of State

/Stamp/
FILED
IN THE OFFICES OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 09 1993

CHERYL A.L, SECRETARY OF STATE

No. /S/ Cheryl A.L,
--------------------
1326-93

                         CERTIFICATE OF ACCEPTANCE
                               OF APPOINTMENT
                             BY RESIDING AGENT


In the manner of INSTITUTE FOR COUNSELING, INC.
                 -------------------------------
I, AMERICAN CORPORATE REGISTER, INC.
   ----------------------------------

with address at               Suite 178, Street 5025 S. McCarran Boulevard,

                              Town of Reno, County of Washoe,

                              Zip Code, 89502, State of Nevada

hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.



Furthermore, that the mailing address of the above-registered office is:

                              5025 S. Mc Carran Blvd. #178

                              Zip Code 89502, State of Nevada



In Witness whereof, I have hereunto set my hand this 31 day of December ,

1992.

                           /S/ Phillip Herr
                           Phillip Herr, for American Corporate Register, Inc.
                           ---------------------------------------------------
                           Resident Agent



                          /Stamp/
                           RECEIVED
                           JAN 29 1993
                           Secretary of State